Exhibit 10.1

Execution Version

FORBEARANCE AND MODIFICATION AGREEMENT

THIS FORBEARANCE AND MODIFICATION AGREEMENT (this “Agreement”), is dated as of June 23, 2014 by and among (i) Body Central Stores, Inc. (the “Lead Borrower”), (ii) the other Borrowers party hereto (together with the Lead Borrower, the “Borrowers”), (iii) the Guarantors party hereto (the “Guarantors” and together with the Borrowers, the “Loan Parties”), (iv) the lenders party hereto (the “Lenders”), and (v) Crystal Financial LLC, in its capacities as administrative agent and collateral agent (in such capacities, the “Agent”) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders and the Agent are party to a certain Credit Agreement dated as of February 6, 2014 (as confirmed, amended or otherwise modified and in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the Credit Parties assert that the following Events of Default (“Asserted Events of Default”) under the Credit Agreement have occurred and are continuing:

1.                                      The Loan Parties have failed to comply with the covenant set forth in Section 6.17, which constitutes an Event of Default under Section 8.01(b);

2.                                      The Loan Parties have failed to comply with the covenants set forth in Section 6.04, which constitutes an Event of Default under Section 8.01(c);

3.                                      The Loan Parties have made determinations and taken action to suspend the operation of their business in the ordinary course, which constitutes an Event of Default under Section 8.01(l); and

4.                                      The Loan Parties have failed to pay certain obligations timely, which constitutes an Event of Default under Section 8.01(g);

WHEREAS, to the extent that the conditions giving rise to the foregoing potential Asserted Events of Default could be deemed to constitute an “event of default” under any Material Indebtedness, such “event of default” could be deemed to constitute an Event of Default under Section 8.01(e) (the “Potential Default”; and together with the Asserted Events of Default, the “Specified Potential Events of Default”);

WHEREAS, the Loan Parties acknowledge that the Asserted Event of Default arising under Section 8.01(b) with respect to Section 6.17 (the “Specified Default”) has occurred and is continuing as of the date hereof and that the events giving rise to the other Specified Potential Events of Default could become, on or before June 27, 2014, one or more Defaults;

WHEREAS, the Agent and the Lenders assert that as a consequence of the occurrence and continuation of the Asserted Events of Default, the Agent and the Lenders would be entitled to exercise certain rights and remedies under and pursuant to the Loan Documents; and

WHEREAS, the Loan Parties have requested that the Agent and the Lenders agree, on the terms and conditions set forth herein, to forbear from exercising certain remedies available to the Agent and the Lenders under the Credit Agreement and other Loan Documents with respect to the Specified Potential Events of Default, to modify the Credit Agreement as provided herein, and to continue to make extensions of credit to the Borrowers pursuant to the Credit Agreement, on the terms and subject to satisfaction of the conditions set forth in the Credit Agreement and this Agreement;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, the Lenders and the Agent hereby agree as follows:

1.                                      DEFINED TERMS.  Capitalized terms used but not otherwise defined in this Agreement shall have the same meanings ascribed thereto in the Credit Agreement. References to “Section”, “Schedule” or “Exhibit” herein shall mean a Section, Schedule or Exhibit to the Credit Agreement unless otherwise specified.

2.                                      ACKNOWLEDGEMENTS AND STIPULATIONS. In order to induce the Agent and the Lenders to enter into this Agreement, each Loan Party acknowledges, stipulates and agrees that:

a)                                     as of the close of business on June 20, 2014, excluding fees, costs and expenses payable by the Loan Parties pursuant to the terms of the Credit Agreement, (i) the aggregate principal balance of Term Loans outstanding under the Credit Agreement totaled $12,000,000, and (ii) accrued and unpaid interest on the Obligations totaled $54,866.67;

b)                                     all of the Loans and other Obligations are absolutely due and owing by the Loan Parties to the Lenders without any defense, deduction, offset or counterclaim (and, to the extent any Loan Party had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by each such Loan Party);

c)                                      the Loan Documents executed by the Loan Parties are legal, valid and binding obligations enforceable against the Loan Parties in accordance with their respective terms;

d)                                     the liens granted by the Loan Parties to the Agent in the Collateral are valid and duly perfected, first-priority liens, subject only to Permitted Encumbrances having priority under applicable Law; and

e)                                      prior to executing this Agreement, the Loan Parties consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representation of the Agent and/or any Lender, or any counsel to the Agent and/or any Lender concerning the legal effects of this Agreement or any provision hereof.

3.                                      AGREEMENT TO FORBEAR.  If and for so long as each of the Forbearance Conditions (as defined below) is satisfied (or waived by the Agent and the Lenders), and in reliance upon the representations, warranties, agreements and covenants of the Loan Parties set forth herein, the Agent and each Lender agree that during the Forbearance Period they will not, solely by reason of any Specified Potential Events of Default being or becoming Events of Default, exercise any remedy they have not already exercised that is available to them under the Credit Agreement, any of the other Loan Documents or applicable Law.  “Forbearance Period” means the period commencing on the date hereof through and including 6:00 p.m. EST on June 27, 2014 or such later date as the Agent and the Lenders may agree, in their sole discretion, with the Borrowers.  Neither this Agreement nor Agent’s or Lenders’ forbearance hereunder shall be deemed to be a waiver of any Default or Event of Default, now existing or hereafter arising. Each Loan Party agrees and acknowledges that neither the Agent nor any Lender has agreed, or is agreeing herein, to forbear from exercising their rights and remedies under the Loan Documents or applicable Law with respect to any Event of Default other than with respect to the Potential Specified Events of Default, whether presently existing or occurring hereafter (all of which rights and remedies are hereby reserved by the Agent and the Lenders). During the Forbearance Period, the Agent and the Lenders will continue to make extensions of credit to the Borrowers pursuant to the Credit Agreement, on the terms and subject to satisfaction of the conditions set forth in the Credit Agreement (as amended hereby) and this Agreement.

4.                                      PREPAYMENT OF TERM LOAN; INCREASE IN REVOLVING AGGREGATE COMMITMENTS.  On the Forbearance Effective Date, notwithstanding the provisions of Section 2.06(a), the aggregate Revolving Commitments shall increase from $5,000,000 to $17,000,000 and each Revolving Lender’s Revolving Commitment shall be as set forth on Annex A hereto, and, on the Forbearance Effective Date, the Borrowers shall irrevocably prepay the Term Loan in full in cash, which prepayment shall be made from (i) the cash on hand of the Borrowers in excess of the amounts permitted to be maintained by the Loan Parties in their DDAs pursuant to Section 6.12(c) (as amended by this Agreement), plus (ii) the proceeds of a Revolving Loan to be made on the Forbearance Effective Date.  The respective amounts of such cash on hand and such proceeds of a Revolving Loan shall be specified in the Revolving Loan Notice delivered on the Forbearance Effective Date.  On the Forbearance Effective Date, as a result of the making of the Revolving Loan contemplated herein, an Accelerated Borrowing Base Delivery Event and a Cash Dominion Event shall have occurred.  On the Forbearance Effective Date, the Borrowers shall deliver an updated Borrowing Base Certificate (with eligible asset information as of the date of the Borrowing Base Certificate most recently otherwise required under the Credit Agreement but with information regarding the Obligations as of such date) that reflects that, after giving effect to the funding of the Revolving Loans to be made on the Forbearance Effective Date and the use of the proceeds thereof, Availability would not be less than zero.

5.                                      AMENDMENTS TO CREDIT AGREEMENT.

On the Forbearance Effective Date,

a.                                      The provisions of Section 1.01 are hereby amended by:

i.                                          Deleting the last sentence in the definition of “Aggregate Commitments” in its entirety and substituting the following in its stead:

As of the Forbearance Effective Date, the Aggregate Commitments are $17,000,000.

ii.                                       Deleting the last sentence in the definition of “Revolving Commitments” in its entirety and substituting the following in its stead:

As of the Forbearance Effective Date, the aggregate amount of all Lenders’ Revolving Commitments is $17,000,000.

iii.                                    Inserting the following new definition in appropriate alphabetical order:

“Forbearance Effective Date” means June 23, 2014.

b.                                      Section 2.02(a) is hereby amended to insert the phrase “(with eligible asset information as of the date of the Borrowing Base Certificate most recently otherwise required to be delivered under the Credit Agreement but with information regarding the Obligations as of such date)” in the first sentence thereof, immediately after the phrase “and an updated Borrowing Base Certificate”.

c.                                       Section 4.02(a) is hereby amended by adding the following phrase at the end thereof immediately before the “.”:

; provided that, from and after the Forbearance Effective Date until the Forbearance Termination Date, the foregoing reference to representations and warranties of each Loan Party contained in Article V shall be deemed to exclude Sections 5.05(c), 5.20 and 5.23

d.                                      Section 4.02(b) is hereby amended by adding the following phrase at the end thereof immediately before the “,”:

; provided from and after the Forbearance Effective Date until the Forbearance Termination Date, no Default or Event of Default other than a Default or Event of Default that is a Specified Potential Event of Default shall exist, or would result from such proposed Credit Extension

e.                                       Section 5.07 is hereby amended by adding the phrase “, except, from and after the Forbearance Effective Date until the Forbearance Termination Date, with respect to the Specified Potential Events of Default” at the end thereof immediately before the “.”.

f.                                        Section 5.24 is hereby amended by adding the phrase “, except, from and after the Forbearance Effective Date until the Forbearance Termination Date, with respect to the Specified Potential Events of Default” at the end of the third sentence, immediately before the “,”, of such Section.

g.                                       Section 6.12(c) is hereby amended by inserting the phrase “Subject to the terms of Sections 6.12(d) and 6.12(e),” at the beginning of such Section, immediately before “Each”, which shall be lowercased.

h.                                      Section 6.12(d) is hereby amended by inserting the following phrase at the end of the last sentence thereof, immediately prior to the “.”:

; provided that from and after the Forbearance Effective Date until the Forbearance Termination Date, Borrowers shall be permitted to have (measured at the close of business each day after all disbursements have been made) (a) in the Operating Account cash in an amount not to exceed (i) $3,000,000 at any time during the period commencing on the Forbearance Effective Date and terminating on June 27, 2014 and (ii) $750,000 at any other time and (b) in the payroll account identified to Agent in writing, $2,300,000 at any time

i.                                          Section 6.12(e) is hereby amended (i) by inserting the phrase “Subject to the following sentence,” at the beginning of the first sentence thereof , immediately prior to the word “So”, which shall be lowercased, and (ii) by inserting the following phrase at the end of the last sentence thereof, immediately prior to the “.”:

; provided that from and after the Forbearance Effective Date until the Forbearance Termination Date, Borrowers shall be permitted to have (measured at the close of business each day after all disbursements have been made) (a) in the Operating Account, cash in an amount not to exceed (i) $3,000,000 at any time during the period commencing on the Forbearance Effective Date and terminating on June 27, 2104 and (ii) $750,000 at any other time, and to use any cash in the Operating Account in accordance with the provisions hereof, and (b)  in the payroll account identified to Agent in writing, $2,300,000 at any time, which cash shall only be used to pay salaries, wages, taxes and other amounts payable as payroll expenditures

j.                                         Schedule 2.01 is hereby amended and restated in its entirety as set forth on Annex A hereto.

6.                                      CONDITIONS TO FORBEARANCE.  The following covenants and conditions shall constitute “Forbearance Conditions”:

(a)                                 The Loan Parties shall duly and punctually observe, perform and discharge each and every obligation and covenant on their part to be performed under this Agreement;

(b)                                 No Event of Default shall occur or be continuing other than with respect to the Specified Potential Events of Default;

(c)                                  No Guarantor shall revoke or attempt to revoke or terminate his, her, or its Guaranty;

(d)                                 No payment shall be made by any Loan Party on or in respect of any Subordinated Indebtedness, if any;

(e)                                  No representation or warranty made by any Loan Party in this Agreement shall prove to have been incorrect or materially misleading as of the date when made in any material respect;

(f)                                   Except with respect to no more than 25 Stores, none of the following shall occur:

(i)                           The Loan Parties have (x) received notice(s) of default under any of its Store leases as to which Store leases the Loan Parties have exhausted any applicable grace or other similar periods (whether such period is as stated in the lease or in the applicable notice(s) of default), and/or (y) prior to the Forbearance Effective Date received a notice(s) of default and the applicable grace or other similar period (whether such period is as stated in the Store lease or in the applicable notice(s) of default) under a Store lease has expired after the Forbearance Effective Date and no timely cure has been made; and/or

(ii)                        the applicable lessor under a Store lease(s) has commenced pursuing its default rights or remedies under such lease and/or applicable law, including, without limitation, commencement of legal action or service of process upon the Loan Parties/lessee in any local, state or federal court to, inter alia, evict the Loan Parties and/or terminate the subject lease;

provided that, for purposes of the calculations provided for in this subclause (f) and determining Loan Parties’ compliance with this subclause (f), the Forbearance Termination Date shall be deemed to have occurred if at any time hereunder there are more than ten (10) store leases that fit the criteria set forth in subclause (ii) hereof. For the avoidance of doubt or confusion, in determining Borrower’s compliance with this subclause (f) as contemplated under the proviso clause thereto, a lease(s) that qualifies for inclusion in the calculation in (i) above may also be included in (ii) above but shall not be counted twice for any purpose.

(g)                                  The Loan Parties shall not fail to pay, when due, rent or any other amounts due under the Lease with respect to their corporate headquarters and distribution centers located at 6225 Powers Avenue, Jacksonville, Florida and One Imeson Park Boulevard, Jacksonville, Florida.

(h)                                 The Loan Parties shall deliver Borrowing Base Certificates weekly, in accordance with Section 6.02(b) of the Credit Agreement.

7.                                      PAYMENT OF EARLY TERMINATION FEE.  The Specified Default has occurred and is continuing and the Credit Parties assert that the other Asserted Events of Default have occurred and are continuing.  As a consequence of the Specified Default and, the Credit Parties assert, the other Asserted Events of Default, the Termination Date would have occurred but for this Agreement as of the Forbearance Effective Date and the Early Termination Fee, in an amount equal to $775,480 (the “6/23 Prepayment Fee Amount”), is due and payable as of the date hereof.  Notwithstanding that the Early Termination Fee is due and payable, as an accommodation to the Loan Parties and without thereby waiving their right to the Early Termination Fee, the Credit Parties agree that, during the Forbearance Period, they will not demand payment of the Early Termination Fee in a manner other than as contemplated herein.  The Loan Parties, the Agent and the Lenders acknowledge and agree that, upon the occurrence of the Forbearance Termination Date (as defined below), if any Event of Default then exists in accordance with the terms of the Credit Agreement, the Agent will be entitled to declare the Termination Date as of the Forbearance Effective Date, whereupon the Early Termination Fee will be due and payable and shall be paid in full in cash upon demand by the Agent in an amount equal to the 6/23 Prepayment Fee Amount, reduced for any interest payable and paid to the Lenders following June 23, 2014, whether such interest is paid under the Credit Agreement or under any refinancing thereof by the Lenders; provided, that (i) in no event shall the amount of the Early Termination Fee be less than $510,000 after giving effect to all credit for interest paid after June 23, 2014 and (ii) the 6/23 Prepayment Fee Amount shall not be reduced for any interest accrued or paid on and after June 23, 2014 if, at any time, any Loan Party, or any of its Affiliates, or agents, or any other person acting on its behalf threatens in writing or asserts in writing any claim or commences any legal action, suit, or proceeding against the Agent or any Lender or contesting or challenging the validity or enforceability of this Agreement, the Credit Agreement, or any of the other Loan Documents, or the Obligations (including the Early Termination Fee) or the amount thereof, or the validity, perfection, or priority of any Lien granted to the Agent, for the benefit of the Credit Parties, and in any such case, the Early Termination Fee shall be due and payable in the 6/23 Prepayment Fee Amount but if, after the Early Termination Fee is paid in full in the 6/23 Prepayment Amount, each such challenge, action, suit, or proceeding is denied by final order of a court of competent jurisdiction, the Agent will credit the amount of any interest accrued or paid on and after June 23, 2014 until the date that the Early Termination Fee was paid.  The Agent is hereby authorized by the Loan Parties to make an advance and charge the Loan Account to pay such Early Termination Fee on such date, if the Agent elects, in its sole discretion, to cause such payment to be made.  The parties acknowledge and agree that payment of the Prepayment Fee as contemplated under this Section 7 shall constitute full performance and satisfaction of the Loan Parties’ obligations under Section 2.10(b), and thereafter no prepayment premium or fee shall be due or payable with respect to the Loans or any refinancing of the Loans by the Agent or the Lenders.

8.                                      TERMINATION OF FORBEARANCE.  Upon the expiration of the Forbearance Period (including any extension thereof as provided in Section 3 hereof), or upon written notice to the Lead Borrower by the Agent during the Forbearance Period (including any extension thereof as provided in Section 3 hereof) that one or more of the Forbearance Conditions is not satisfied or waived by the Agent and the Lenders , the Agent’s and the Lenders’ agreement to forbear as set forth in Section 3 of this Agreement shall terminate (the date of such termination shall be referred to as the “Forbearance Termination Date”), and the Agent and the Lenders shall thereupon have and may exercise from time to time all of the rights and remedies available to them under the Loan Documents and applicable

Law as a consequence of any Events of Default arising with respect to the Specified Potential Events of Default and of any other Event of Default then existing (all of which rights and remedies are hereby reserved by the Agent and the Lenders).  On or after the Forbearance Termination Date, the Agent and the Lenders shall be authorized, at any time and without further notice to or demand upon the Borrowers, any Guarantor or any other person, to enforce all of their rights and remedies under the Loan Documents and applicable Law.

9.                                      COSTS AND EXPENSES.  Each Loan Party absolutely and unconditionally agrees to reimburse the Agent for all reasonable fees, costs and expenses incurred by the Agent in connection with this Agreement or otherwise related to the Loan Documents or the transactions contemplated hereby and thereby, including, without limitation, reasonable legal fees and costs, professional and consultant fees, recording fees, search fees and filing fees.

10.                               CONDITIONS TO EFFECTIVENESS.  This Agreement shall become effective as of the date (the “Forbearance Effective Date”) upon which each of the conditions specified below have been satisfied as determined in the Agent’s discretion:

a.                                      The Agent shall have received one or more counterparts of this Agreement, duly executed, completed and delivered by the Agent, each Lender and each Loan Party;

b.                                      The Agent shall have received evidence satisfactory to it that the Loan Parties have taken all corporate action required for the execution and delivery of this Agreement;

c.                                       The Agent shall have received an updated Borrowing Base Certificate dated as of the Forbearance Effective Date (with eligible asset information as of the date of the Borrowing Base Certificate most recently otherwise required to be delivered under the Credit Agreement but with information regarding the Obligations as of such date);

d.                                      The Borrowers shall have paid all unpaid fees, charges and disbursements of counsel and other fees, costs and expenses required to be paid to the Agent and the Lenders under the Credit Agreement.  The Agent is hereby authorized to make one or more advances and charge the Loan Account from time to time to pay each and all of the foregoing amounts due; and

e.                                       After giving effect to this Agreement, no Default or Event of Default (other than with respect to any Specified Potential Events of Default) shall have occurred and be continuing.

11.                               NO OTHER AMENDMENTS; ACKNOWLEDGMENT OF OBLIGATIONS. Except for the amendments set forth in Section 5 of this Agreement, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Credit Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of the Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other Liens on any Collateral for the Obligations.  Each Loan Party hereby ratifies and reaffirms the Loan Documents and all of its obligations and liabilities thereunder, including all of the Obligations.

12.                               NON-WAIVER OF DEFAULT; LIMITED NATURE OF FORBEARANCE.  None of this Agreement, the Agent’s and the Lenders’ forbearance hereunder or the Agent and the Lenders’ continued making of loans or other extensions of credit at any time extended to the Borrowers in accordance with this Agreement, the Credit Agreement, and the Loan Documents shall be deemed a waiver of or consent to the Specified Potential Events of Default or any other Event of Default.  Each Loan Party agrees that such Events of Default shall not be deemed to have been waived, released or cured by virtue of Loans or other extensions of credit at any time extended to the Borrowers, or by the Agent and the Lenders’ agreement to forbear pursuant to the terms of this Agreement or the execution of this Agreement.  Nothing in this Agreement shall restrict the Agent and the Lenders’ ability to take or refrain from taking or exercise any right with respect to any Subordinated Indebtedness that they are otherwise entitled to take, refrain from taking or exercise, as the case may be.

13.                               APPLICATION OF PROCEEDS.  Each Loan Party hereby waives the right, if any, to direct the manner in which the Agent applies any payments, collections or Collateral proceeds to the Obligations and agrees that the Agent may apply and reapply all such payments, collections or proceeds to the Obligations as the Agent, in its sole and absolute discretion, elects from time to time in accordance with the terms of the Credit Agreement and the other Loan Documents.

14.                               REPRESENTATIONS AND WARRANTIES.  Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

a.                                      Binding Effect of Documents.  This Agreement and the other Loan Documents have been duly executed and delivered to the Agent and the Lenders by such Loan Party and are in full force and effect, as modified hereby. This Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms.  Each Guarantor hereby confirms that the Guaranty to which it is a party will continue to guarantee to the fullest extent possible, the Guaranteed Obligations (as defined in such Guaranty) and ratifies all the provisions of the Guaranty and all other Loan Documents to which it is a party.

b.                                      No Event of Default.  As of, and after giving effect to this Agreement, on the Forbearance Effective Date, no Event of Default has occurred and is continuing.

c.                                       Representation and Warranties.  On and as of the date hereof, except with respect to the Specified Potential Events of Default, all representations and warranties of each Loan Party set forth in the Credit Agreement (as amended by this Agreement) and the other Loan Documents are true, correct and complete in all respects as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties (as amended by this Agreement) shall have been true, correct and complete on and as of such earlier date).

d.                                      Authority.  Each Loan Party has the corporate power and authority (i) to enter into this Agreement and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

e.                                       Authorization. Each Loan Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Agreement in accordance with the terms hereof and to consummate any transactions contemplated hereby.

f.                                        No Conflict.   The execution and delivery by each Loan Party of this Agreement and the performance of the obligations of it hereunder and the consummation by it of any transactions contemplated hereby: (i) are not in contravention of the terms of the organizational documents of such Loan Party or of any material agreement or undertaking to which it is a party or by which such Loan Party or its property is bound; (ii) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect and except for consents of Persons (other than a Governmental Authority) that are not material); (iii) do not contravene in any material respect any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Loan Party; and (iv) will not result in the imposition of any liens upon any property of such Loan Party except Permitted Encumbrances;

15.                               ADVICE OF COUNSEL.    Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

16.                               SEVERABILITY OF PROVISIONS.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.                               COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

18.                               RELEASE.

a.                                      In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and each Lender and each of their respective successors and assigns, and respective present and former Related Parties (the Agent, the Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which either Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Forbearance Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

b.                                      Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

c.                                       Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

19.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.                               ENTIRE AGREEMENT; LOAN DOCUMENT.  The Credit Agreement and the other Loan Documents as and when confirmed, amended or otherwise modified through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.  This Agreement shall constitute a Loan Document for all purposes.

21.                               NO STRICT CONSTRUCTION, ETC.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Time is of the essence for this Agreement.

22.                               RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement shall be construed to, nor is this Agreement intended to, alter, change or affect in any way the relationship among the Agent, the Lenders and the Loan Parties to one other than a debtor-creditor relationship.  This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto.  No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

23.                               SECTION TITLES.  The section titles contained in this Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

24.                               ENTIRE AGREEMENT.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

AGENT AND LENDERS:

CRYSTAL FINANCIAL LLC, as Agent and a Revolving Lender

By:
Name:
Title:

CRYSTAL FINANCIAL SPV LLC, as a Term Loan Lender

By:
Name:
Title:

[Signature Page to Forbearance and Modification Agreement]

SOLAR CAPITAL LTD., as a Revolving Lender and a Term Loan Lender

By:
Name:
Title:

[Signature Page to Forbearance and Modification Agreement]

BORROWERS:

BODY CENTRAL STORES, INC.

By:
Name:
Title:

BODY CENTRAL SERVICES, INC.

By:
Name:
Title:

BODY CENTRAL DIRECT, INC.

By:
Name:
Title:

GUARANTOR:

BODY CENTRAL CORP.

By:
Name:
Title:

[Signature Page to Forbearance and Modification Agreement]

Annex A

Schedule 2.01

Commitment and Applicable Percentages

Lender	Revolving Commitment	Term Loan Commitment	Delayed Draw Term Loan Commitment
Crystal Financial LLC	$7,000,000.00 (41.17647%)	$0.00 (0.0%)	$0.00 (0.0%)
Crystal Financial SPV LLC	$0.00 (0.0%)	$0.00 (0.0%)	$0.00 (0.0%)
Solar Capital Ltd.	$10,000,000 (58.82353%)	$0.00 (0.0%)	$0.00 (0.0%)
TOTAL	$17,000,000.00	$0.00	$0.00